Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 27, 2020 relating to the financial statements of Whiting Petroleum Corporation and the effectiveness of Whiting Petroleum Corporation’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Whiting Petroleum Corporation for the year ended December 31, 2019.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado
September 18, 2020